Exhibit 99.1
LONG BEACH HOTEL PROPERTIES, LLC
Consolidated Financial Statements
as of March 31, 2011(Unaudited) and December 31, 2010 and
for the three months ended March 31, 2011 and 2010 (Unaudited)

LONG BEACH HOTEL PROPERTIES, LLC

LONG BEACH HOTEL PROPERTIES, LLC
Consolidated Balance Sheets

	March 31,	December 31,
	2011	2010
ASSETS

Current assets
Cash and cash equivalents	$713,700	$567,500
Accounts receivable	482,700	555,800
Prepaid expenses and other assets	509,300	254,600

Total current assets	1,705,700	1,377,900
Restricted cash	231,500	201,900
Notes receivable	1,562,700	1,538,200
Investments in Hotels, net	64,892,800	65,653,900
Deferred franchise fees	35,200	36,100
Deferred loan costs	407,400	64,900
Ground leases	6,705,500	6,732,900

TOTAL ASSETS	$75,540,800	$75,605,800

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$956,600	$963,600
Advance deposits	333,000	266,400
Accrued expenses	1,699,200	4,250,800
Current portion of debt	726,800	21,100,700
Current portion of related-party loan	15,525,900	11,747,400

Total current liabilities	19,241,500	38,328,900

Debt	48,691,100	36,572,600

TOTAL LIABILITIES	67,932,600	74,901,500

Commitments and contingencies (Note 11)

MEMBERS’ EQUITY	7,608,200	704,300

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$75,540,800	$75,605,800

See Notes to Consolidated Financial Statements

LONG BEACH HOTEL PROPERTIES, LLC
Consolidated Statements of Operations

	Three Months Ended March 31,
	2011	2010
REVENUES
Rooms	$2,949,200	$2,576,500
Food and beverage and other income	925,800	907,200

TOTAL REVENUES	3,875,000	3,483,700

OPERATING EXPENSES
Rooms	827,900	733,800
Food and beverage	735,600	896,400
General & administrative	381,000	421,800
Repair & maintenance	213,100	189,400
Utilities	132,300	132,200
Marketing	398,000	352,800
Management fees	91,100	124,900
Property taxes & insurance	164,800	242,700
Asset management fee to related party	55,700	54,100
Professional fees	100	11,200
Depreciation	759,400	776,200
Ground lease	27,400	188,400
State tax fees	5,900	5,900
Other expenses	166,200	6,200

TOTAL OPERATING EXPENSES	3,958,500	4,136,000

NET LOSS FROM OPERATIONS	(83,500)	(652,300)

OTHER (INCOME) AND EXPENSES
Interest income	(24,600)	(35,400)
Interest and loan cost expenses	1,162,600	1,167,100
Gain from debt forgiveness	(8,125,400)	—

NET INCOME (LOSS)	$6,903,900	$(1,784,000)

See Notes to Consolidated Financial Statements

LONG BEACH HOTEL PROPERTIES, LLC
Consolidated Statements of Changes in Members’ Equity

	Contributed		Accumulated
	Capital	Distributions	Deficit	Total
Balance at January 1, 2010	$30,951,400	$(19,589,800)	$(6,676,700)	$4,684,900

Net loss	—	—	(7,034,600)	(7,034,600)

Contributions	3,054,000	—	—	3,054,000

Balance at December 31, 2010	34,005,400	(19,589,800)	(13,711,300)	704,300

Net income	—	—	6,903,900	6,903,900

Balance at March 31, 2011	$34,005,400	$(19,589,800)	$(6,807,400)	$7,608,200

See Notes to Consolidated Financial Statements

LONG BEACH HOTEL PROPERTIES, LLC
Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2011	2010
Cash Flows from Operating Activities
Net income (loss)	$6,903,900	$(1,784,000)
Adjustments to net income (loss):
Depreciation	759,400	776,200
Amortization of deferred loan costs	56,200	18,000
Amortization of prepaid ground leases	27,400	—
Amortization of franchise fees	900	—
Gain from debt forgiveness	(8,125,400)	—
Changes in assets and liabilities:
Accounts receivable	73,100	243,300
Prepaid expenses and other assets	(254,700)	(111,700)
Accounts payable	(7,000)	(27,800)
Accrued expenses	(522,800)	900,800
Advance deposits	66,600	64,700

Net cash (used in) provided by operating activities	(1,022,400)	79,500

Cash Flows from Investing Activities
Improvements and additions to investments in hotels	—	(164,800)
Disposition of investments in hotels	2,100	—
Notes receivable	(24,500)	(35,000)
Change in restricted cash	(29,600)	(9,500)

Net cash used in investing activities	(52,000)	(209,300)

Cash Flows from Financing Activities
Proceeds from long-term debt	15,000,000	100,500
Repayment of long-term debt	(17,159,200)	(30,500)
Payment of deferred loan costs	(398,700)	—
Proceeds from related-party loans	3,933,400	392,200
Repayment of related-party loans	(154,900)	—

Net cash provided by financing activities	1,220,600	462,200

Increase in cash and cash equivalents	146,200	332,400
Cash and cash equivalents, beginning of period	567,500	363,600

Cash and cash equivalents, end of period	$713,700	$696,000

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Interest	$739,000	$659,700

See Notes to Consolidated Financial Statements

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements
Note 1 — Nature of operations and principles of consolidated financial statements
Long Beach Hotel Properties, LLC (the “Company”) was incorporated on June 26, 2007 under the laws of the State of California and shall continue until terminated or by operation of law.
The Company owns two hotels in the port of Long Beach, California, through its wholly-owned subsidiaries, Queensbay Hotel, LLC (“Queensbay”) operating as “The Hotel Maya,” a Doubletree by Hilton, and Portside Partners, LLC (“Portside”) operating as “Residence Inn” by Marriott. The Company’s managing member is Ensemble Hotel Partners, LLC (“EHP”). Profit and loss allocations for the Company are based on the terms of the operating agreement.
The Hotel Maya
The Hotel Maya was purchased for approximately $11,531,300 in March 2005 and has 199 guest rooms with 194 in operation. As of December 31, 2010, this hotel is operating under a franchise agreement from Doubletree Franchise, LLC (Note 7). The Hotel Maya operates as a full service hotel with indoor and outdoor meeting and banquet space. There is also a water parcel with an operating marina. The primary customers include leisure transient guests, business travelers and group and wedding attendees.
Residence Inn
The Residence Inn was developed collaboratively by EHP and Ensemble Real Estate Services, LLC, an affiliate of EHP. The Residence Inn, placed in service in May 2009, has 178 suites and is an extended stay hotel operated by Residence Inn by Marriott, LLC (“Marriott”) (Note 6). The Residence Inn customer base includes primarily business travelers, extended stay guests and some leisure guests. The Residence Inn is a limited service hotel.
Note 2 — Summary of significant accounting policies
Principles of consolidation
Our interim consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries and have been prepared, without audit, and do not necessarily include all information and footnotes necessary for a fair statement of our consolidated financial position, results of operations and cash flows in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Our interim consolidated financial statements should be read in conjunction with our audited consolidated financial statements and accompanying notes for the year ended December 31, 2010, as certain disclosures that would substantially duplicate those contained in the audited consolidated financial statements have not been included in this report. All significant, intercompany accounts have been eliminated in consolidation.
Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity of three months or less, at the time of purchase, to be cash equivalents. Cash and cash equivalents included amounts in non-interest bearing checking accounts and an interest-bearing money market account.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
Accounts receivable
Accounts receivable is primarily comprised of receivables related to hotel guests and is presented net of an allowance for doubtful accounts. The Company will write-off accounts at the time collectability is considered doubtful. As of March 31, 2011 and December 31, 2010, allowance for doubtful accounts was $1,700 and $3,500, respectively.
Prepaid expenses and other assets
Prepaid expenses include prepaid insurance, prepaid property taxes and other prepaid expenses. As of March 31, 2011 and December 31, 2010, prepaid expenses totaled $98,900 and $78,000, respectively. Other assets include an amount due from Marriott totaling $345,700 and $114,100, respectively, as of March 31, 2011 and December 31, 2010, as well as inventories totaling $64,700 and $62,500 as of March 31, 2011 and December 31, 2010, respectively, consisting of food, beverage and supplies. Inventories are stated at lower of cost (first-in, first-out) or market.
Restricted cash
Restricted cash represents lender impounds related to property tax payments and monthly deposits to cover costs of replacements, renewals and additions to furniture, fixtures, and equipment and routine capital expenditures (“FF&E Reserve”) as required by the management agreement with Marriott (Note 6).
Notes receivable
Notes receivable includes accrued interest. Interest is recognized as earned.
Capitalization of project development costs
Costs are capitalized during the periods in which activities necessary to ready the project for its intended use are in progress. The Company’s capitalization policy on development projects is guided by authoritative guidance under GAAP. The cost of land and development include specifically identifiable costs. The capitalized costs include pre-construction costs essential to the development of the project, development costs, construction costs, and other costs incurred during the development period. The Company considers the project as substantially complete and operational, upon completion of the project, but no later than one year from cessation of major construction activity. The capitalization period related to interest and real estate taxes begins when construction commences, and ends when the asset is substantially complete and ready for its intended use. The Company did not capitalize interest during the three months ended March 31, 2010 and 2011.
Investments in hotels
The investments in hotels are stated at cost less accumulated depreciation. The book value of property and equipment, acquired through a purchase, are based upon the allocation of the purchase price at the time of acquisition. All other additions are stated at cost. Property, plant and equipment are depreciated on the straight-line method over the following estimated useful lives:

Buildings and improvements	10 to 39 years

Furniture, fixtures and equipment	3 to 7 years

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
Expenditures for maintenance and repairs are expensed as incurred. Upon sale, retirement or other disposal, the asset cost and related accumulated depreciation are removed from the accounts, and the net amount less any proceeds is charged or credited to income.
The Company assesses the fair value of acquired real estate assets (including land, buildings, site improvements, above- and below-market leases, origination costs, acquired in-place leases, other identified intangible assets and assumed liabilities) in accordance with ASC 805, “Business Combinations,” and allocates the fair value or purchase price, as warranted, to the acquired assets and assumed liabilities. The Company assesses and considers fair value based on estimated cash flow projections that utilize discount and/or capitalization rates that are deemed appropriate, as well as available market information. Estimates of future cash flows are based on a number of factors including the historical operating results, known and anticipated trends, and market and economic conditions.
Impairment
The carrying value of long-lived assets including hotels, capitalized development costs and notes receivable are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the individual investments may not be recoverable. An impairment charge is recognized when estimated future cash flows (undiscounted and without interest charges) are less than the carrying amount of the investments. The estimation of future cash flows is inherently uncertain and relies to a considerable extent on assumptions regarding current and future economics and market conditions and the availability of capital. If, in future periods, there are changes in the estimates or assumptions incorporated into the impairment review analysis, the changes could result in an adjustment to the carrying amount of the Company’s long-lived assets. To the extent that an impairment has occurred, the excess of the carrying amount of the long-lived assets over its estimated fair value will be charged to income. At March 31, 2011 and December 31, 2010, management believed there was no impairment of the carrying value of its long-lived assets.
Deferred franchise fees
Initial franchise fees are capitalized and amortized over the term of the agreement on a straight-line basis and are reflected as a component of other expenses. The initial franchise fee for the Doubletree by Hilton franchise, commencing November 1, 2010, was $37,500. The net carrying amount of deferred franchise fees was $35,200 and $36,100 at March 31, 2011 and December 31, 2010, respectively. Deferred franchise fees expense was $900 and $0 for the three months ended March 31, 2011 and 2010, respectively.
Deferred loan costs
Loan costs are deferred and expensed over the term of the loan using the straight-line method which approximates the effective interest method. During the three months ended March 31, 2011 and 2010, loan cost amortization expense amounted to $56,200 and $18,000, respectively and is reflected as a component of interest and loan cost expenses in the accompanying consolidated statements of operations.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
Ground leases
On December 31, 2010, the Company entered into a contribution agreement with QW Land Holding Company, LLC (“QWL”) (Note 11), to assign the Queensbay ground sublease and Portside ground sublease to Queensbay and Portside, respectively. The prepaid ground leases are expensed on a straight-line basis over the term of the lease.
Advance deposits
The Company defers advances received for group reservations, weddings and other events. The amount deferred for group reservations, weddings and other events was $333,000 and $266,400 at March 31, 2011 and December 31, 2010, respectively. The Company will recognize revenue when occupancy or the event occurs, or when an advance deposit is forfeited.
Income taxes
The Company has elected to be treated as a partnership for federal and state income tax purposes. Taxable income or loss will be allocated in accordance with the operating agreement to the individual members. In addition, no provision has been made in the financial statements for federal income taxes since a liability for such taxes is the responsibility of the individual members. The Company is subject to the applicable state limited liability company fee and the fee is reflected as state tax fees in the accompanying financial statements. Any penalties or interest incurred in relation to filing respective tax returns will be paid by the Company.
Management is required to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. Management has determined that no such reserves were required at March 31, 2011 and December 31, 2010.
Revenue recognition
The Company recognizes room rental, food and beverage and other revenues upon providing the related services. Sales and occupancy taxes collected from customers submitted to taxing authorities are not recorded in revenue.
Use of estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Concentration of credit risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash deposited with financial institutions in excess of amounts insured

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
by the Federal Deposit Insurance Corporation. The Company believes it places cash balances with quality financial institutions, which limits its credit risk.
Diversification risk
The assets of the Company are concentrated in the real estate sector. Accordingly, the Company’s investments may be subject to more rapid change in value than would be the case if the Company were to maintain a wide diversification among investments or industrial sectors. Furthermore, even within the real estate sector, the investment portfolio is concentrated in terms of geography and type of real estate investment. This lack of geographic diversification may also subject the investments of the Company to more rapid change in value than would be the case if the assets of the Company were more widely diversified.
Note 3 — Notes receivable
Portside entered into a Transient Occupancy Tax (“TOT”) Reimbursement Agreement with the City of Long Beach (“the City”) on July 16, 2008. In connection with soil improvement work performed on the property subleased by Portside, the City executed an agreement for a refund of Portside’s TOT not to exceed $1,500,000. The agreement commenced October 1, 2009 and accrues interest at 7% per annum. On October 1, 2009, per the agreement, the City paid an amount equal to 25% of the total TOT revenue paid to the City by Portside during the previous year. Annually, thereafter, the City must make principal payments of $150,000 and interest payments on all interest accrued to date, but not to exceed 25% of the annual TOT revenue paid by Portside to the City. The agreement terminates on October 1, 2018, at which time the remaining unpaid principal and interest must be paid in full or the terms of the agreement must be extended until all outstanding principal and interest is paid to Portside. The note is unsecured and Portside has the right to assign its interest in the agreement to any person or entity which legally succeeds to the interests of Portside under the sublease, in accordance with all transfer requirements contained in the sublease. The balance on the note, including interest, was $1,474,700 and $1,450,200 as of March 31, 2011 and December 31, 2010, respectively.
Also included in notes receivable at March 31, 2011 and December 31, 2010 is approximately $88,000 in working capital advances made to Marriott as part of the Company’s management agreement (Note 6). The receivable is non-interest bearing and is due upon termination of the management agreement.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
Note 4 — Investments in hotels
Investments in hotels consist of the following:

	March 31,	December 31,
	2011	2010
Buildings and improvements	$62,953,900	$62,953,900
Furniture, fixtures, and equipment	9,680,200	9,682,300

	72,634,100	72,636,200
Less accumulated depreciation	7,741,300	6,982,300

Net investment in hotels	$64,892,800	$65,653,900

Depreciation expense for the three months ended March 31, 2011 and 2010 was $759,400 and $776,200, respectively.
Note 5 — Rental income
The Company subleased a portion of its land, the space commonly known as “Water Parcel IV” , a commercial water area located on Queensbay’s property to Harbor Light Landing, LLC (“Subtenant”). The Subtenant pays rent based on 10% of gross mooring, slip rental revenue and other similar water parcel operations and 5% of gross charter, group, yacht club membership, corporate and other similar office operations. The sublease terminates March 31, 2020. Rental income related to the sublease for the the three months ended March 31, 2011 and 2010 was $14,900 and $10,200, respectively, and was reflected in Food & beverage and other income in the accompanying consolidated statements of operations.
Note 6 — Management fees
The Hotel Maya
Joie De Vivre Hospitality, Inc. (“JDV”) managed The Hotel Maya during 2009 and for the period January 1, 2010 through October 31, 2010. Under a management agreement with JDV, the Company paid monthly management fees based upon a percentage of The Hotel Maya’s gross revenues and gross room revenue. Management fees were $40,760 for the three months ended March 31, 2010. The Hotel Maya was self-managed for the period November 1, 2010 to April 31, 2011, therefore no management fee was incurred during this period. In May 2011, the Company entered into a management agreement with EHP (Note 12) to manage The Hotel Maya’s operations.
Residence Inn
Marriott manages the Residence Inn property. Under the management agreement with Marriott, effective May 11, 2007 and amended March 23, 2009, the Company pays monthly management fees equal to the base management fee (6% of Residence Inn’s gross revenue from June 2009 through August 2011 and 7% from September 2011 onward) and an incentive management fee based on Residence Inn’s Available Cash Flow, as defined in the management agreement. Additionally, pursuant to the management agreement, the Company must maintain an FF&E Reserve. The FF&E Reserve percentage, calculated as a percentage of gross revenue, ranges

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
from 2% to 4% in 2010 and 2011. During 2012, the FF&E Reserve percentage will increase to 5% and shall remain at 5% until termination of the management agreement in 2032. The agreement shall automatically renew for two additional 10 year terms, unless written notice of election not to renew is given 365 days prior to expiration of the agreement. Additionally, under the management agreement with Marriott, the Company pays marketing fees, which are calculated as 2.5% of guest room revenues. Marketing fees paid to Marriott were $35,900 and $33,300 for the three months ended March 31, 2011 and 2010, respectively, and were reflected in Marketing in the accompanying consolidated statements of operations.
Management fees were $91,100 and $124,900 for the three months ended March 31, 2011 and 2010, respectively.
Note 7 — Franchise fees
The Hotel Maya
Pursuant to Queensbay’s franchise agreement, effective November 1, 2010 and terminating August 31, 2020, with Doubletree Franchise, LLC, a subsidiary of Hilton Worldwide, the Company is obligated to pay a monthly program fee of 4% of The Hotel Maya’s gross room revenue plus monthly royalty fees based on the schedule below:

Royalty Fee as a Percentage of Gross Rooms Revenue
11/2010 — 10/2012	2.5%
11/2012 — 10/2013	3.0%
11/2013 — 10/2014	3.5%
11/2014 — 10/2015	4.0%
11/2015 — 10/2020	5.0%
Franchise fees expense was $36,600 and $0 for the three months ended March 31, 2011 and 2010, respectively, and was reflected in Marketing in the accompanying consolidated statements of operations.
Residence Inn
Pursuant to Portside’s management agreement with Marriott (Note 6), the Company does not pay any franchise fees for the Residence Inn.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
Note 8 — Asset management fees
On October 1, 2007 the Company was formed pursuant to the Limited Liability Company Operating Agreement of Long Beach Hotel Properties, LLC whereby the Company agreed to pay EHP, the manager, a monthly asset management fee of $17,000 ($12,000 for Queensbay and $5,000 for Portside) to manage the Company’s assets, with the fee increasing 3% per annum each October 1. Asset management fees were $55,700 and $54,100 for the three months ended March 31, 2011 and 2010, respectively. In May 2011, the Company entered into an Amended and Restated Operating Agreement (Note 12) that modified the required asset management fees.
Note 9 — Long-term debt
Long-term debt is summarized as follows:

	March 31,	December 31
	2011	2010
(i) Torrey Pines Loan	$14,976,400	$—
(ii) GE Loan *	—	20,569,500
(iii) Connecticut General Loan	31,723,500	31,800,000
(iv) Portside TOT Loan *	1,304,300	1,337,100
(v) Queensbay Ground Lease Loan *	—	2,546,100
(v) Portside Ground Lease Loan *	1,413,700	1,420,600

	$49,417,900	$57,673,300

*	As described in (ii) and (v) below, in January and May 2011, the Company repaid this obligation.
(i) On January 24, 2011, the Company obtained financing from Torrey Pines Bank in the amount of $15,000,000. The loan provides for monthly principal and fixed interest payments and matures February 4, 2014 with the option to extend for two additional 12-month terms. The interest rate is fixed at 6.5% per annum. Principal proceeds from the loan were used to repay in full the GE Loan and Queensbay Ground Lease Loan in January 2011.
(ii) On January 3, 2008, Queensbay entered into a debt agreement with Merrill Lynch Capital (“Lender”), a division of Merrill Lynch Business Financial Services, Inc. for the principal amount of $25,000,000. Lender was later acquired by GE Capital (“GE”), a division of GE Business Financial Services, Inc. The debt (“GE Loan”) was secured by a first priority Leasehold Construction Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, and Security Agreement on personal property. The interest rate was a floating rate equal to 3.25% per annum plus one month LIBOR rate, not at any time lower than 6.85%. In January 2011, the GE Loan was settled with the proceeds from the Torrey Pines Bank loan resulting in a $8,125,400 gain from debt forgiveness.
The gain consists of $6,094,500 in debt forgiveness, $1,970,600 in interest expense forgiveness and a $60,300 reduction in prior fees expensed in the prior year.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
(iii) On August 10, 2007, Portside entered into a debt agreement with Connecticut General Life Insurance Company (“Connecticut General”) for $31,875,000 at a fixed rate of 7.25% per annum. The debt is secured by a Leasehold Deed of Trust, Security Agreement with Assignment of Rents and Fixture Filing, and a first priority security interest in personal property and assignment of rents and leases. During the first three years of the loan, Portside shall pay Connecticut General monthly interest only payments. At the commencement of the fourth year, Portside shall pay Connecticut General monthly principal and interest payments on the basis of a 30 year amortization until the loan matures on September 1, 2017, at which time the remaining unpaid principal and accrued and unpaid interest is due.
(iv) On August 7, 2008, Portside entered into a debt agreement with Beach Business Bank for $1,500,000, maturing August 7, 2018. The debt (“Portside TOT Loan”) provides for monthly principal and interest payments of approximately $19,200, with interest accruing at a fixed rate of 7.5% per annum. The Portside TOT loan is collateralized by the TOT note receivable (Note 3). In May 2011, the Company paid off the Portside TOT Loan (Note 12).
(v) On December 31, 2010, pursuant to a contribution agreement (Note 11) entered into with QWL, the Company assumed debt related to QWL’s Ground Leases in exchange for assignment of the sublease to the Company. The debt assumed is comprised of $2,546,100 ground lease debt for the Queensbay property (“Queensbay Ground Lease Loan”) and $1,420,600 ground lease debt for the Portside property (“Portside Ground Lease Loan”), maturing December 16, 2033 and August 15, 2032, respectively. The debt is with Beach Business Bank. The monthly payments for the Queensbay Ground Lease Loan and Portside Ground Lease Loan ranged from $11,200 to $18,500, with variable rate interest payments. In May 2011, the Company paid off both loans (Note 12).
On March 5, 2010, Queensbay entered into a debt agreement with Beach Business Bank for $750,000, maturing March 5, 2011. The debt called for monthly payments of accrued interest at variable rates, calculated as the “Community Savings Annual Percentage Yield” plus 2%, with payment of unpaid principal and unpaid interest due at maturity. During August 2010, the principal balance and accrued and unpaid interest were paid off.
Interest expense, including related party interest (Note 10), was $1,106,400 and $1,149,100 for the three months ended March 31, 2011 and 2010, respectively.
The following is a summary of principal payments and maturities of debt obligations:

Years Ending December 31,	Amount
Remainder of 2011	$538,700
2012	766,300
2013	825,300
2014	14,855,600
2015	636,300
Thereafter	31,795,700

Total	$49,417,900

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
Note 10 — Related-party transactions
Ground Lease
The Company subleased real property from QWL, a related party. The leases are accounted for as operating leases (Note 11). Rent expense related to the ground leases was $27,400 and $188,400 for the three months ended March 31, 2011 and 2010, respectively. On December 31, 2010, the QWL subleases were assigned to Queensbay and Portside (Note 11).
Loans
The Company has various related-party loans with its owners, affiliates and other related-party entities. The unsecured borrowings accrue interest at rates of 8% to 10% and were scheduled to mature in June 2011. Related-party loans were $15,525,900 and $11,747,400 as of March 31, 2011 and December 31, 2010, respectively. Related-party interest expense was $125,230 and $299,086 for the three months ended March 31, 2011 and 2010, respectively, and are reflected as a component of interest and loan cost expenses in the accompanying consolidated statements of operations. The related-party loans were repaid in full in May 2011 (Note 12).
Note 11 — Commitments and contingencies
The Company subleased its Ground Lease from QWL and accounts for these leases as operating leases. Monthly rentals for Queensbay and Portside properties are $37,000 and $21,500, respectively. The leases contain provisions for adjustments in rent every three years, calculated as the percent increase in the Consumer Price Index, not to exceed 7.5% for Queensbay and 8.25% for Portside.
On December 31, 2010, the Company entered into a contribution agreement with QWL, to assign $6,780,000 in prepaid ground leases from the Queensbay and Portside Ground Leases to Queensbay and Portside, respectively, in exchange for membership interest in the Company. The agreement resulted in the Company’s assumption of QWL’s debt of $3,966,700 (Note 9) related to the Ground Leases. Additionally, $240,700 of accrued ground lease payments due from Queensbay to QWL was added into the equity received by QWL, resulting in total capital contributions of $3,054,000.
Rent expense under non-cancellable ground leases, amounted to $27,400 and $188,400 for the three months ended March 31, 2011 and 2010, respectively. The Company also leases office equipment under various lease agreements that amounted to $4,500 and $2,500 for the three months ended March 31, 2011 and 2010, respectively, and are reflected in various operating department expenses in the accompanying consolidated statements of operations.

LONG BEACH HOTEL PROPERTIES, LLC
Notes to Consolidated Financial Statements (continued)
From time to time, the Company is involved with legal proceedings and claims arising in the ordinary course of business. The Company maintains adequate liability insurance, and, in the opinion of the Company, any ultimate liability from such claims will not have a material effect on the financial position, results of operations or cash flows of the Company. There were no unresolved claims as of March 31, 2011 and December 31, 2010, respectively.
Note 12 — Subsequent events
The Hotel Maya Management Agreement
In May 2011, the Company entered into a management agreement with EHP to manage The Hotel Maya. The management agreement is for a seven-year term, with automatic one-year renewal terms. The management fee will be 3% of total revenues paid monthly in arrears.
CWI Contribution Agreement
In May 2011, the Company entered into a Contribution Agreement with CWI Long Beach Hotels, LLC (“CWI”). In exchange for approximately $19,694,000 in capital contributions, CWI received a 49% interest in the Company. The original membership interests in the Company were distributed to the original members who, in turn, formed LBHP-Ensemble Partners, LLC (“LEP”) and LEP was then admitted as a 51% member of the Company. CWI’s investment was made in the form of preferred equity interest that carries a cumulative preferred dividend of 9.5% per year and is senior to EHP’s equity interest. CWI has the option to acquire an additional 1% interest in the Company for $402,000 upon meeting the requirements of a Qualified Real Estate Investor and receiving written confirmation of such from Residence Mortgage Lender. Additionally, the Company shall pay $84,000 in annual operating and accounting fees to the manager, EHP, payable in equal monthly installments. Proceeds from the CWI contribution agreement were used to pay off the Portside TOT Loan, Portside Ground Lease Loan, Queensbay Ground Lease Loan and the related-party loans.
In connection with the CWI capital contribution, during 2011, the Company elected to treat a corporate subsidiary which engages in hotel operations as a taxable REIT subsidiary (“TRS”). A TRS is subject to corporate federal income taxes, and the Company provides for income taxes in accordance with current authoritative accounting guidance.
In preparing the financial statements, the Company evaluated subsequent events occurring through September 15, 2011, the date the financial statements were issued, in accordance with the Company’s procedures related to disclosures of subsequent events.